UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): November 2, 2006
CBIZ, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25890	22-2769024

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6050 Oak Tree Boulevard, South, Suite 500		44131

Cleveland, Ohio (Address of principal executive offices)		(Zip Code)
216-447-9000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Effective November 2, 2006, Mr. Gary W. DeGroote resigned as a Director of CBIZ, Inc. His resignation was not due to any disagreement with CBIZ or any matter relating to CBIZ ‘s operations, policies or practices.
The Board appointed Michael H. DeGroote to fill the vacancy on November 2, 2006. Both Gary W. DeGroote and Michael H. DeGroote are sons of Mr. Michael G. DeGroote, who is the largest individual shareholder of CBIZ, Inc. Mr. Michael H. DeGroote is expected to serve the remainder of Mr. Gary DeGroote’s term which expires at the 2009 Annual Meeting.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
99.1 Press Release of CBIZ, Inc. dated November 6, 2006, announcing the resignation of Gary W. DeGroote from, and the appointment of Michael H. DeGroote to, the CBIZ, Inc. Board of Directors.
SIGNATURES:
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: November 6, 2006
CBIZ, Inc.
By: /s/ Michael W. Gleespen
Name: Michael W. Gleespen
Title: Corporate Secretary and General Counsel